SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2005

ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 721-3000

Not Applicable
(Former name or former address, if changed since last report)

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 24, 2005, ACE*COMM Corporation (“ACE*COMM”) completed the acquisition of Double Helix Solutions Limited, a company based in London that operates under the name 2helix, a provider of network asset assurance, revenue optimization, and business intelligence solutions to Tier 1 carriers, primarily in the European sector.

Pursuant to Item 7 of Form 8-K (as in effect prior to August 23, 2004 and now replaced by Item 9.01 of Form 8-K), ACE*COMM was permitted to file certain financial information by amendment no later than June 3, 2005. This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by ACE*COMM on March 24, 2005 to include the historical financial statements of 2helix, and the unaudited pro forma financial information listed below.

Item 9.01(b). Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

	Financial Statements of 2helix as of and for the fiscal years ended September 30, 2004 and 2003

	Report of the Independent Auditors	3

	Profit and Loss Account for the years ended 30 September 2004 and 2003	4

	Balance Sheet as at 30 September 2004 and 2003	5

	Cash Flow Statement for the years ended 30 September 2004 and 2003	6

	Notes to the Financial Statements	7

(b)	Pro Forma Condensed Consolidated Financial Information (Unaudited)	19

	Pro Forma Condensed Consolidated Financial Statements for the nine months ended March 31, 2005 and for the year ended June 30, 2004

	Pro Forma Condensed Consolidated Statement of Operations For the nine months ended March 31, 2005	21

	Pro Forma Condensed Consolidated Statement of Operations For the year ended June 30, 2004	22

(c)	Exhibits

	23.1 Consent of Independent Registered Public Accounting Firm

	(i) Incorporated by reference to the Company’s current report on Form 8-K dated March 24, 2005

REPORT OF THE INDEPENDENT AUDITORS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF DOUBLE HELIX SOLUTIONS LIMITED

We have audited the balance sheets of Double Helix Solutions Limited (the Company) as at 30 September 2003 and 30 September 2004 and the profit and loss account and cash flows for each of the two years in the period ended 30 September 2004 and notes 1 to 27. These financial statements are the responsibility of Double Helix Solutions Limited’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements present fairly, in all material respects, the financial position of Double Helix Solutions Limited as at 30 September 2004 and 30 September 2003 and results of its operations and its cash flows for each of the two years in the period ended 30 September 2004 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the Untied States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the financial statements.

GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
London
England

Date: May 27, 2005

Double Helix Solutions Ltd

Profit and Loss Account
For the years ended 30 September, 2003 and 30 September, 2004

	Notes	2004	2003
		£	£
Turnover	1	5,158,782	3,696,099
Administrative expenses		(5,670,148)	(3,484,330)

Operating loss	2	(511,366)	211,769
Amounts written off fixed asset investments	9	(169,701)	(474,361)
Interest receivable		3,611	13,904
Interest payable	6	(34,584)	(9,860)

Loss on ordinary activities before taxation		(712,040)	(258,548)
Tax on loss on ordinary activities	7	57,102	(63,772)

Loss for the financial year		(654,938)	(322,320)

Continuing operations
None of the Company’s activities were acquired or discontinued during the above two financial years.

Statement of total recognized gains and losses
The Company has no recognized gains or losses other than the loss for the above two financial years.

The accompanying accounting policies and notes form an integral part of the financial statements

Double Helix Solutions Ltd
Balance Sheet
As at 30 September, 2003 and 30 September, 2004

	Notes	2004	2003
		£	£
Fixed Assets
Tangible assets	8	120,343	81,026
Investments	9	220,938	150,639

		341,281	231,665
Current assets
Stocks and work in progress	10	—	2,098
Debtors	11	603,106	1,016,346
Investments held as current assets	12	—	308,492
Cash at bank and in hand		299,923	338,571

Total current assets		903,029	1,665,507
Creditors: amounts falling due within one year	13	(1,667,731)	(935,958)
Net current (liabilities)/assets		(764,702)	729,549
Total assets less current (liabilities)/assets		(423,421)	961,214
Creditors: amounts falling due after more than one year	14	(35,261)	(753,750)
Provisions for liabilities and charges	15	(6,722)	(17,930)

		(465,404)	189,534

Capital and reserves
Called up share capital	17	2,002	2,002
Profit and loss account	18	(467,406)	187,532

Shareholders’ funds: Equity	19	(465,404)	189,534

These financial statements were approved by the Board of Directors on May 20, 2005

L Rivers and G Jiminez
May 20, 2005

The accompanying accounting policies and notes form an integral part of the financial statements

Double Helix Solutions Ltd
Cash Flow Statement
For the years ended 30 September, 2003 and 30 September, 2004

	Notes	2004	2003
		£	£
Net cash (outflow)/inflow from operating activities	20	(42,604)	326,551
Returns on investments and servicing of finance	20	(30,973)	4,044
Taxation		(45,895)	(43,781)
Capital expenditure	20	(319,431)	(713,509)

		(438,903)	(426,695)
Management of liquid resources	20	308,493	(210,816)
Financing	20	91,762	753,750

(Decrease)/increase in cash		(38,648)	116,239

Reconciliation of net cash flow to movement in net debt
(Decrease)/increase in cash in the period		(38,648)	116,239
Increase in debt and lease financing		(91,761)	(753,750)

Change in net debt	21	(130,409)	(637,511)
(Net debt)/net funds at 1 October		(415,179)	222,332

Net debt at 30 September		(545,588)	(415,179)

The accompanying accounting policies and notes form an integral part of the financial statements

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

1	Accounting policies

The principal accounting policies of the Company are set out below. The policies been applied consistently for each of the years ended 30 September, 2003 and 30 September, 2004.

Basis of preparation The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

The company has no requirement to prepare consolidated financial statements. Whilst the Company has an investment in an associate, it has no active subsidiary undertakings, and therefore in accordance with the requirements of Schedule 4 of the Companies Act 1985, the Company has prepared single entity accounts. If the Company were to have prepared consolidated financial statements, the amounts to be included in those statements in respect to its associate undertaking are detailed in Note 9.

Going Concern
The information presented here assumes the Company will continue to trade for the foreseeable future and that the going concern assumption is therefore applicable. At 30 September, 2004, the Company’s balance sheet shows net liabilities and the financial performance of the Company in the year to this date resulted in a trading loss. The information presented in this document is presented on the going concern basis, on the assumption that the Company will continue to receive financial support from its parent company in the foreseeable future. The financial statements do not include any adjustments which would result from a withdrawal of such support.

Associates The Company’s balance sheet shows the investment in the associate at cost less amounts written off.

Turnover

Support services revenue is recognised as the services are performed. Payments received in advance for this are initially recorded as deferred revenue and are recognized ratably over the term of the contract.

The Company has entered into a contract where the revenue earned is dependent on the identification and reporting of errors or omissions in their customer’s billing systems. The Company is entitled to invoice for such work on acceptance of the report by their customer. The Company therefore recognizes this revenue when their customer accepts the reports provided.

The Company has entered into agreements which have the substance of a long-term contract. Revenue from these contracts is recognized in the financial statements based on the level of effort incurred by the Company, measured by direct costs incurred at each financial year-end as a percentage of total costs and recognizing the appropriate proportion of revenue and profit.

Other goods and services provided are recognized in turnover on an invoice basis.

All turnover is recognized net of value added tax and discounts.

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

Long-Term Contracts

The attributable profit on long-term contracts is recognized once their outcome can be assessed with reasonable certainty. The profit recognized reflects the proportion of work completed to date on the project.

Costs associated with long-term contracts are included in stock to the extent that they cannot be matched with contract work accounted for as turnover. Long-term contract balances included in stocks are stated at cost, after provision has been made for any foreseeable losses and the deduction of applicable payment on account.

Full provision is made for losses on all contracts in the year in which the loss is first foreseen.

Depreciation Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets by the reducing balance method. The rate generally applicable are:

Computer Equipment	25% reducing balance
Office Equipment	25% reducing balance

Stocks and Work in Progress Stock and Work in Progress is valued at the lower of cost and net realizable value.

Deferred taxation
Full provision is made for deferred taxation resulting from timing differences between the recognition of gains and losses in the accounts and their recognition for tax purposes except to the extent that a liability to taxation is unlikely to crystallize. Deferred tax is calculated at the tax rates which are expected to apply in the periods when the timing differences will reverse.

Foreign currencies
Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

Leasing and hire purchase commitments
Assets held under finance leases and hire purchase contracts, which are those where substantially all the risks and rewards of ownership of the asset have passed to the Company, are capitalized in the balance sheet and depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

Pensions
The Company operates a defined contribution pension scheme. Contributions are charged to the profit and loss account in the period which they relate. These contributions are invested separate from the Company’s assets.

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

		2004	2003
		£	£
2	Loss on ordinary activities before taxation
	This is stated after charging:
	Auditors’ remuneration	3,000	3,000
	Impairment losses on fixed asset investments	169,701	474,361
	Loss on current asset investments	7,301	9,158
	Depreciation: Tangible fixed asset, owned	13,016	27,008
	Tangible fixed assets, held under finance leases	27,098	—
3	Remuneration in respect of directors was as follows:
	Emoluments	150,000	325,267
	Company contributions to defined contribution pension schemes	—	189,972

		150,000	515,239

	Highest paid director:
	Emoluments	80,000	250,000
	Company contributions to defined contribution pension schemes	—	72,330

		80,000	322,330
	Number of directors in company pension schemes:
	Defined contribution schemes	2	2

4	Staff costs during the year were as follows:
	Wages and salaries	2,105,374	1,503,447
	Social security costs	235,116	172,830
	Other pension costs	—	189,972

		2,340,490	1,866,249

	The average number of employees, including directors, during the year:
	Professional staff	21	29
	Administrative staff	2	2

		23	31

5	Defined contribution pension scheme

The Company operates money purchase (defined contribution) pension schemes. The assets of the scheme are held separately from those of the Company in independently administered funds. The pension cost charge represents contributions made by the Company to the schemes and amounted to £ Nil in 2004 (2003:£189,972). The number of directors to whom benefits are accruing under these schemes are 2 in 2004 (2003:2).

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

		2004	2003
		£	£
6	Interest payable
	Loans	30,960	9,157
	Other interest payable	3,624	703

		34,584	9,860

7	Taxation
	Analysis of charge/(credit) in period
	UK corporation tax on losses of the period	—	45,842
	Adjustment in respect of prior year	(45,894)	—

	Current tax:	(45,894)	45,842
	Deferred tax movement	(11,208)	17,930

	Tax on loss on ordinary activities	(57,102)	63,772

Factors affecting tax charge for period
	The differences between the tax assessed for the period & the standard rate of corporation tax are explained as follows:
	Loss on ordinary activities before tax	(712,041)	(258,548)
	Standard rate of corporation tax in the UK	30%	30%
	Loss on ordinary activities multiplied by the standard rate of corporation tax	(213,612)	(77,564)
	Effects of:
	Expenses not deductible for tax purposes (primarily impairment	—	—
	Losses and non-deducted administrative expenses)	53,789	200,861
	Adjustment to tax charge in respect of income recognition policies	—	89,247
	Capital allowances for period in excess of depreciation	12,034	(18,266)
	Utilization of tax losses	147,789	(148,436)
	Adjustment in respect of prior periods	(45,894)	—

	Current tax charge for period	(45,894)	45,842

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

			2004		2003
		Office		Office
		Equipment	Total	Equipment	Total
		£	£	£	£
8	Tangible fixed assets
	Cost
	Beginning of year, 1 October	126,558	126,558	38,049	38,049
	Additions	79,431	79,431	88,509	88,509
	Disposals	—	—	—	—

	End of year, 30 September	205,989	205,989	126,558	126,558

	Depreciation
	Beginning of year, 1 October	45,532	45,532	18,524	18,524
	Charge for the year	40,114	40,114	27,008	27,008
	Eliminated on disposals	—	—	—	—

	End of year, 30 September	85,646	85,646	45,532	45,532

	Net book value, 30 September	120,343	120,343	81,026	81,026

Included in office equipment are assets held under finance lease agreements with a net book value of £81,294 in 2004 £Nil in 2003. The depreciation charge on these assets for the year was £27,098 in 2004, £Nil 2003.

		2004	2003
		£	£
9	Fixed Asset Investments
	Cost
	Beginning of year, 1 October	625,000	—
	Additions	240,000	625,000

	End of year, 30 September	865,000	625,000

	Impairment provision
	Beginning of year, 1 October	474,361	—
	Impairment losses	169,701	474,361

		644,062	474,361

	Net book value, 30 September	220,938	150,639

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

Fixed Asset Investments (continued)

At 30 September, 2004, the company held 22% of the issued share capital of Alternative Southdowns Limited, a UK registered company. Alternative Southdowns Limited owns an investment property. At 31 August, 2004, its aggregate capital and reserves was £1,004,263 (2003 : £Nil) and the loss for the financial period ended on that date was £7,987 (2003 : £Nil).

In calculating the impairment loss during the period, the Company has used reference to the net asset value of Alternative Southdowns Limited, which the directors consider to be the most representative value.

At 30 September, 2004, the Company held 100% of the issued share capital of 2Helix Europe Limited, a UK registered company. 2Helix Europe Limited was incorporated on 16 August, 2004 and has remained dormant since the date of incorporation.

		2004	2003
		£	£
10	Stocks
	Work in progress	—	2,098
11	Debtors
	Trade debtors	468,662	982,934
	Other debtors	45,894	2,354
	Prepayments and accrued income	88,550	31,058

		603,106	1,016,346

12	Investments held as current assets
	Listed investments market value	—	308,492

13	Creditors: amounts falling due within one year
	Loans	753,750	—
	Payments on account	201,044	327,514
	Obligations under finance lease and hire purchase contracts	56,501	—
	Trade creditors	245,920	217,765
	Corporation tax	15,895	45,895
	Other taxes and social security costs	291,178	208,149
	Other creditors	35,462	124,633
	Accruals and deferred income	67,981	12,002

		1,667,731	935,958

Loans amounting to £288,750 are secured against the Company’s investment in Alternative Southdowns Limited. On 24 March, 2005, the loans were repaid in part via the transfer of the investment in that company to the loan note holders. Accordingly, the loans have been disclosed as falling due within one year in the year ended 30 September 2004.

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

		2004	2003
		£	£
14	Creditors: amounts falling due after one year
	Loans	—	753,750
	Obligations under finance lease and hire purchase contracts	35,261	—

		35,261	753,750

15	Provisions for liabilities and charges
	Deferred taxation provided for in the
	Opening balance	17,930	—
	Movement during the year	11,208	17,930

	Closing balance	6,722	17,930

16	Obligations under finance leases and hire purchase contracts
	Amounts payable:
	Within one year	56,501	—
	Within two to five years	35,262	—

		91,763	—

17	Share capital
	Authorized: Ordinary shares of £1 each	50,000	50,000

	Allotted, called up and fully paid:
	Ordinary shares of £1 each	2,002	2,002

18	Profit and loss account
	At 1 October	187,532	509,852
	Loss for the financial year	(654,938)	(322,320)

	At 30 September	(467,406)	187,532

19	Reconciliation of movement in shareholders’ funds
	At 1 October	189,534	511,854
	Loss for the financial year	(654,938)	(322,320)

	At 30 September	(465,404)	189,534

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

		2004	2003
		£	£
20	Gross cash flows
	Reconciliation of operating loss to net cash inflow from operating activities
	Operating loss	(511,366)	211,769
	Depreciation charges	40,114	27,008
	Decrease in stocks and work in progress	2,098	79,795
	Decrease/(increase) in debtors	413,240	(645,181)
	Increase in creditors	13,310	653,160

	Net cash (outflow)/inflow from operating activities	(42,604)	326,551

	Returns on investments & servicing of finance
	Interest received	3,611	13,904
	Interest paid	(34,584)	(9,860)

		(30,973)	4,044

	Capital expenditure
	Payments to acquire tangible fixed assets	(79,431)	(88,509)
	Payments to acquire investments	(240,000)	(625,000)

		(319,431)	(713,509)

	Management of liquid resources
	Purchase of current asset investments	—	(210,816)

	Disposal of current asset investments	308,493	(210,816)

	Financing
	New loans raised	—	(753,750)
	Capital element of finance lease rental payments	(91,762)	—

		(91,763)	(753,750)

		At 1 Oct	Cash	At 30 Sep
		2002	flows	2003
		£	£	£
21	Analysis of changes in net debt
	Cash at bank and in hand	222,332	116,239	338,571
	Debt due after one year	—	(753,750)	(753,750)

	Total	222,332	(637,511)	(415,179)

	At 1 Oct	Cash	At 30 Sep
	2003	flows	2004
	£	£	£
Cash at bank and in hand	338,571	(38,648)	299,923
Debt due after one year	(753,750)	—	(753,750)
Finance leases	—	(91,762)	(91,762)

Total	(415,179)	(130,409)	(545,588)

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

22	Transactions related parties

In financial year 2003, the Company acquired a 15% shareholding in Alternative Southdowns Limited. A director of Alternative Southdowns Limited is the spouse of one of the directors of Double Helix Solutions Limited. In financial year 2004, the Company acquired a further 7% shareholding in Alternative Southdowns Limited.

During the financial years presented here, the Company made purchases from and supplied services to Coles Office Products Limited, a UK registered company. The spouse of a director of Double Helix Solutions Limited is a shareholder and director of this company. In the 2003 financial year, sales to Coles Office Products Limited amounted to £585 and purchases amounted to £16,079, the closing net balance outstanding being (£5,180). In the 2004 financial year, purchases amounted to £28,772, the closing net balance outstanding being (£823).

During the financial years presented here, the Company made purchases from and supplied services to Red Grass Limited, a UK registered company. The spouse of a director of Double Helix Solutions Limited is a shareholder and director of this company. In the 2004 financial year, sales to Red Grass Limited amounted to £4,093 and purchases amounted to £90,619, the net closing balance being £4,725.

During the financial years presented here, the Company made purchases from Mango Communities Limited, a UK registered company. The spouse of a director is a shareholder in this company. In the 2004 financial year, purchases from Mango Communities Ltd amounted to £2,938, with the closing net balance being £Nil.

23	Transactions with directors

	Amount outstanding		Maximum liability	Maximum liability	Interest due not	Interest due not
	2004	2003	during 2004	during 2003	paid 2004	paid 2003
Name of director	£	£	£	£	£	£
N Confino	753,750	756,037	753,750	756,037	5,950	—

24	Ultimate controlling party

In the opinion of the directors, there was no ultimate controlling party, other than the directors, throughout either financial year presented here.

Double Helix Solutions Ltd
Notes to the Accounts
For the years ended 30 September, 2003 and 30 September, 2004

25	Post balance sheet events

On March 24, 2005, the entire share capital of the Company was acquired by ACE*COMM Corporation. On the same date, as disclosed in note 13, certain loans were repaid via the transfer of the Company’s investment in Alternative Southdowns Limited to the loan note holders.

On 24 March, 2005, ACE*COMM Corporation, incorporated in Maryland, USA, became the Company’s ultimate parent undertaking and ultimate controlling related party by virtue of it acquiring the entire issued share capital of the Company.

26	Leasing commitments

Operating lease payments amounting to £87,000 (2003: £117,200) are due within one year. The leases to which these amounts relate expire as follows:

	2004		2003
		Other		Other
	Land and	operating	Land and	operating
	Buildings	leases	Buildings	leases
In one year or less	87,000	—	25,400
Between one and five years	—	—	91,800

In five years or more	87,000	—	117,200	—

27	Summary of the differences between accounting principles generally accepted in the United Kingdom and the United States of America

The consolidated financial statements of Double Helix Solutions Limited are prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”) which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

There are no significant adjustments to the loss on ordinary activities and equity shareholders’ deficit/funds when reconciling amounts recorded in the financial statements of Double Helix Solutions Limited to the corresponding amounts that would have otherwise been recognized under U.S. GAAP.

Presentational differences:

Under U.K. GAAP, deferred tax is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on current tax rates and laws. Deferred tax assets are recognized to the extent it is regarded as more likely than not that they will be recovered.

Under U.S. GAAP, deferred taxes are provided for all temporary differences on a full asset and liability basis. A valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realized.

Balance sheet presentation

Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity.

Under U.S. GAAP, assets are presented in descending order of liquidity.

Comprehensive loss

The comprehensive loss under U.S. GAAP is the same as net income under U.S. GAAP for all period presented.

Cash flow statements

Under U.K. GAAP, the consolidated cash flow statement is presented in accordance with FRS No. 1 (Revised) Cash Flow Statements (FRS 1). The statement prepared under FRS 1 presents substantially the same information as that required under SFAS No. 95 Statement of Cash Flows. Under U.S. GAAP, however, there are certain differences from U.K. GAAP with regard to classification of items within the cash flow statement with regard to the definition of cash.

Under SFAS No. 95, cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1, cash comprises cash in hand and at bank (on demand) and overnight deposits, net of bank overdrafts.

The following statements summaries the statements of cash flows as if they have been presented in accordance with U.S. GAAP, and include adjustments which reconcile cash and cash equivalents under U.S. GAAP, to cash on demand reported under U.K. GAAP.

	2004	2003
	£	£
Net cash used in operating activities	(119,471)	286,814
Net cash used in investing activities	(319,430)	(713,509)
Net cash provided by financial activities	91,761	753,650

Net (decrease)/increase in cash and cash equivalents	(347,140)	327,055

Cash and cash equivalents under U.S. GAAP at beginning of year	647,063	210,008

Cash and cash equivalents under U.S.GAAP at end of year	299,923	647,063

Short term investments	—	308,492
Cash under U.K. GAAP at the end of the year	299,923	338,571

Unaudited pro forma condensed consolidated financial statements

In accordance with FAS 141, ACE*COMM allocated the 2 helix purchase price of $8.3 million and costs incurred of $0.8 million, for a total purchase price of $9.1 million, as follows (in thousands):

Purchase Price
Allocation
In process research and development	$5,118
Contract rights and related technology	1,322
Note receivable from 2helix	1,015
Goodwill	1,681

Total purchase price allocation	$9,136

ACE*COMM’s fiscal year ends on June 30 of each year. 2helix’s fiscal year ends on September 30 of each year. The following unaudited pro forma condensed consolidated statements of operations have been prepared to assist you in your analysis of the financial effects of the acquisition of 2helix. The unaudited pro forma condensed consolidated statement of operations for the period ended March 31, 2005 combines the historical results for ACE*COMM for the nine months ended March 31, 2005 and the results for 2helix for the six months ended March 31, 2005, as if the acquisition had occurred on July 1, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2004 combines the historical results for ACE*COMM for the year ended June 30, 2004, and the historical results for 2helix for the fiscal year ended September 30, 2004, as if the acquisition had occurred on July 1, 2003.

ACE*COMM’s information was derived from its unaudited financial statements for the quarterly period ended March 31, 2005, and its audited financial statements as of and for the year ended June 30, 2004. These unaudited and audited financial statements are included in ACE*COMM’s Form 10-Q, filed on May 13, 2005, and in ACE*COMM’s Form 10-K, filed on September 24, 2004, respectively. ACE*COMM’s historical information was prepared using accounting principles generally accepted in the United States of America (“US GAAP”) and United States Dollars (“US$” or “$”).

2helix’s information was derived from its unaudited internal financial statements for the period from October 1, 2004 through March 31, 2005, and its audited financial statements as of and for the year ended September 30, 2004. 2helix’s historical information was prepared using accounting principles generally accepted in the United Kingdom (“UK GAAP”) and British pounds (“UK British Pounds” or “£”), and is restated in US$. For pro forma purposes, 2helix’s operating results have been restated to conform to US GAAP. Additionally, certain line items reported by 2helix on its historical statements of profit or loss have been reclassified and presented to conform to the method of statement of operations presentation utilized by ACE*COMM.

Both the March 31, 2005 pro forma information and the June 30, 2004 pro forma information include 2helix’s operating results for the respective periods. Revenues and net loss for this nine-month period, on a US GAAP basis, were £1,436,000 and £(260,000), respectively, or approximately $2,728,000 and $(527,000) assuming exchange rates used in the March 31, 2005 pro forma information. Revenues and net loss for this 12-month period, on a US GAAP basis, were £5,159,000 and £(655,000), respectively, or approximately $9,249,000 and $(1,174,000) assuming exchange rates used in the June 30, 2004 pro forma information. These amounts exclude those adjustments reflected in the pro forma information under the column labeled “Pro-Forma Adjustments.”

In converting 2helix’s statement of operations information from UK British Pounds to US$, all statement of operations captions were translated using the average exchange rate for the period presented: US $1.879 per £ for the period from July 1, 2004 to March 31, 2005, and US $1.79272 per £ for the year ended June 30, 2004.

The unaudited pro forma condensed consolidated statements of operations do not reflect any operating efficiencies and cost savings that we may achieve with respect to the entities, nor any expense associated with achieving those benefits.

The unaudited pro forma condensed consolidated statements of operations presented are based on currently available information and upon certain assumptions that ACE*COMM believes are reasonable as described in the accompanying notes, which include adjustments that have the effect of presenting the pro forma combined statements of operations under US GAAP. The adjustments included in the unaudited pro forma consolidated financial statements represent ACE*COMM’s preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and are not necessarily indicative of what our results of operations actually would have been if the acquisition had occurred as of the dates indicated, nor are they necessarily indicative of results of operations for any future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with ACE*COMM’s historical financial statements, together with the related notes thereto, included in ACE*COMM’s annual report on Form 10-K for the year ended June 30, 2004 and quarterly report on Form 10-Q for the period ended March 31, 2005, and 2helix’s historical financial statements, together with the related notes thereto, included elsewhere in the Form 8-K/A.

ACE*COMM Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months
Ended March 31, 2005
(in thousands, except per share amounts)

	ACE*COMM	2helix	Pro Forma	Total
	(1)	(2)	Adjustments	Pro Forma
Revenue	$13,197	$2,728	$(29)	$15,896
Cost of revenue	6,112	2,085	299	8,496

Gross profit	7,085	643	(328)	7,400
Selling, general and administrative	7,169	710	(40)	7,839
Research and development	1,745	417	—	2,162
In process research and development acquired	5,118	—	—	5,118

Loss from operations	(6,947)	(484)	(288)	(7,719)
Other income	228	—		228
Interest expense	(24)	(45)	2	(67)

Loss before income tax provision	(6,743)	(529)	(286)	(7,558)
Income tax (expense) benefit	(60)	2	—	(58)

Net loss	$(6,803)	$(527)	$(286)	$(7,616)

Basic net loss per share	$(0.49)			$(0.55)

Diluted net loss per share	$(0.49)			$(0.55)

Shares used in computing net loss per share:
Basic	13,844			13,844

Diluted	13,844			13,844

Notes:

(1)	Amounts represent those reported in ACE*COMM’s Form 10-Q filed on May 13, 2005.

(2)	Amounts represent 2helix operating results for the period from October 1, 2003 through March 24, 2005, which is the date for which 2helix’s operating results began to be reflected in ACE*COMM’s historical results. Amounts are on a U.S. GAAP basis and have been translated using the average exchange rate ($1.879 per British Pound) for the period presented. Certain other reclassifications have been made to conform 2helix’s presentation to that of ACE*COMM.

(3)	Pro-forma adjustments reflect 2helix activity for the period March 25, 2005 through March 31, 2005 included in the March 31, 2005 ACE*COMM results and include nine months amortization of contract rights related to the acquisition of 2helx of $330 thousand offset by $31 thousand for 2helix cost of sales for the period March 25, 2005 through March 31, 2005.

ACE*COMM Corporation
Unaudited Pro Forma Condensed Statements of Operations for the Year Ended June 30, 2004
(in thousands, except per share amounts)

	ACE*COMM	2helix	Pro Forma	Total
	(1)	(2)	Adjustments	Pro Forma
Revenue	$13,671	$9,249	$—	$22,920
Cost of revenue	7,841	8,265	441	16,547

Gross profit	5,830	984	(441)	6,373
Selling, general and administrative	9,304	1,231	—	10,535
Research and development	1,226	668	—	1,894
In process research and development acquired	1,160	—	5,118	6,278

Loss from operations	(5,860)	(915)	(5,559)	(12,334)
Amounts written off fixed asset investments	—	(305)		(305)
Interest expense	(32)	(56)	(2)	(90)

Loss before income tax provision	(5,892)	(1,276)	(5,561)	(12,729)
Income tax (expense) benefit	(6)	102	—	96

Net loss	$(5,898)	$(1,174)	$(5,561)	$(12,633)

Basic net loss per share	$(0.49)			$(0.91)

Diluted net loss per share	$(0.49)			$(0.91)

Shares used in computing net loss per share:
Basic	12,068			13,844

Diluted	12,068			13,844

Notes:

(1)	Amounts represent those reported in ACE*COMM’s Form 10-K for the year ended June 30, 2004 filed September 24, 2004.

(2)	Amounts represent those reported in this filing and have been translated using the average exchange rate ($1.79272 per British Pound) for the year presented (October 1, 2003 through September 30, 2004). Certain other reclassifications have been made to conform 2helix’s presentation to that of ACE*COMM’s.

(3)	Pro-forma adjustments reflect in process research and development and amortization of contract rights for twelve months related to the acquisition of 2helix.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: May 27, 2005	/s/ Steven R. Delmar
	Name:	Steven R. Delmar
	Title:	Chief Financial Officer

EXHIBIT INDEX

     23.1      Consent of Independent Registered Public Accounting Firm

(i)	Incorporated by reference to ACE*COMM Corp.’s current report of Form 8-K dated September 24, 2004.